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                                                                   EXHIBIT 21.1

                  SUBSIDIARIES OF NRG NORTHEAST GENERATING LLC

Name of Subsidiary                                   State or Other Jursidiction
(As stated in its organizational document            of Incorporation or Organization
and under which it does business)                    --------------------------------
--------------------------------
Arthur Kill Power LLC                                Delaware
Astoria Gas Turbine Power LLC                        Delaware
Connecticut Jet Power LLC                            Delaware
Devon Power LLC                                      Delaware
Dunkirk Power LLC                                    Delaware
Huntley Power LLC                                    Delaware
Middletown Power LLC                                 Delaware
Montville Power LLC                                  Delaware
Norwalk Power LLC                                    Delaware
Oswego Harbor Power LLC                              Delaware
Somerset Power LLC                                   Delaware